UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2023

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code) N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Convertible Promissory Notes

On September 29, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold the Purchasers: (i) senior convertible notes in the aggregate original principal amount of $1,250,000, (the “Notes”) convertible into up to 1,470,588 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), subject to adjustments as provided in the Notes, (ii) 625,000 shares of Common Stock (the “Commitment Shares”), (ii) warrants to acquire up to an aggregate of 1,250,000 additional shares of Common Stock (the “Warrants”). The Closing is subject to customary closing conditions and the Company will receive gross proceeds of $1,250,000 on Closing. The conversion price of the Notes is $0.85 per share, subject to adjustments as provided in the Notes.

The maturity date of the Notes is eighteen months from the issuance date of the Notes. Interest on the unpaid principal balance of the Notes accrues at 12% per annum, payable in arrears for on the first calendar day of each calendar month. Subject to the conversion of the Notes, any accrued interest outstanding is payable in full on the maturity date of the Notes.

The Notes are subject to customary events of default including the failure to pay principal and interest when due or bankruptcy by the Company. Upon the occurrence of an event of default, the unpaid portion of the principal amount will bear simple interest from the date of the event of default at a rate equal to 18% per annum, for the duration from such event of default until the cure of such default or the repayment date of the entire outstanding balance of the Note.

The Warrants are exercisable from the date of issuance until October 3, 2028, at an exercise price of $0.85 per Warrant Share, subject to adjustments as provided in the Warrants.

Pursuant to the Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement to register the shares of common stock underlying the Notes and the Warrants within thirty (30) days after the Closing and to have such registration statement effective within ninety (90) days of the Closing (or the second business day after the Company is notified by the Securities Exchange Commission that such registration statement will not be reviewed or subject to further review).

The foregoing summary of the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement are qualified by reference to the full text of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein reference, to the extent required. Based in part upon the representations of the Investor and the Purchasers, to the Company, including that they are an “accredited investor” as defined under Rule 501(a) of Regulation D, the shares of Common Stock issuable under the Purchase Agreement, upon conversion of the Notes or upon exercise of the Warrant, will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of the Purchase Agreement
10.2	Form of the Note
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October [5], 2023

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer